EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Investors Financial Services, Inc., (the “Company”) on Form 10-K for the period ending April 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tommy A. Moore, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                                                   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

(2)                                                                   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 24, 2007

By: /s/ Tommy A. Moore, Jr.
Tommy A. Moore, Jr.
Chief Executive Officer